Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION


Name and Address:                              Monarch Debt Recovery Master
                                               Fund Ltd
                                               535 Madison Avenue
                                               17th Floor
                                               New York, NY  10022


Date of Earliest Transaction Required
    to be Reported                             08/27/08
Issuer and Ticker Symbol:                      Silicon Graphics, Inc. (SGIC)
Relationship to Issuer:                        10% Owner
Designated Filer:                              Monarch Alternative Capital LP


TABLE I INFORMATION


None.


TABLE II INFORMATION


Title of Derivative Security:                  Stock Option (right to buy)
Conversion or Exercise Price of
    Derivative Security                        $18.03
Transaction Date:                              08/27/08
Transaction Code:                              P
Number of Derivative Securities Acquired (A):  8,428
Date Exercisable                               12/01/2007
Expiration Date:                               11/30/2011
Title of Underlying Securities:                Common Stock
Amount of Underlying Securities:               8,428
Price of Derivative Security:                  (2)
Number of Derivative Securities Beneficially
    Owned Following Reported Transactions      8,428
Ownership Form of Derivative Security:         D
Nature of Indirect Beneficial Ownership:       n/a